Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRUNSWICK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-0848180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Brunswick Corporation 2003 Stock Incentive Plan
(Full title of the plan)

 Lloyd C. Chatfield II
Vice President, General Counsel and Secretary
Brunswick Corporation
1 N. Field Court
Lake Forest, Illinois 60045-4811
(847) 735-4700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.75 par value	5,000,000 shares	$7.31	$36,550,000	$2,039.49

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Registrant’s 2003 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected which results in an increase in the number of the Registrant’s outstanding shares of Common Stock issuable pursuant to awards granted under the Plan.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) and 457(c) under the Securities Act, based upon the weighted average purchase price of shares subject to outstanding options, and, as to shares not currently subject to outstanding options, the average of the high and low prices of the Common Stock as reported in the consolidated reporting system on May 6, 2009.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 5,000,000 shares of the common stock, par value $0.75 per share (“Common Stock”), of Brunswick Corporation (the “Company”) that may be offered and sold under the Brunswick Corporation 2003 Stock Incentive Plan (the “Plan”).  The Company’s shareholders approved the addition of these shares to the Plan at the Company’s Annual Meeting on May 6, 2009.

Statement of Incorporation by Reference

The contents of the Company’s previously filed Registration Statements on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2006 (Registration No. 333-136087) and February 17, 2004 (Registration No. 333-112880), relating to the Plan are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been previously filed with the Commission by the Company, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

(b)
the Company’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2009 and the Amendment No. 1 on Form 10-Q/A, filed with the Commission on January 20, 2009, to the Company’s Quarterly Report for the quarter ended September 27, 2008;

(d)	the Company’s Current Reports on Form 8-K filed with the Commission on January 29, March 4, April 30, May 5 and May 6, 2009; and

(e)
the description of the Company’s Common Stock, contained on page 17 of the Prospectus filed with the Company’s Registration Statement No. 333-152620 filed with the Commission on July 30, 2008, including any amendment or report filed with the Commission for the purpose of updating such description; and

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The legality of the securities being registered hereby has been passed on by Lloyd C. Chatfield II, Vice President, General Counsel and Secretary of the Company.  Mr. Chatfield has received awards under the Plan and may receive additional awards under the Plan in the future.

Item 8. Exhibits.

Exhibit No.	Description of Exhibits
4.1	The Restated Certificate of Incorporation of the Company is hereby incorporated by reference to Exhibit 19.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1987.

4.2	The By-Laws of the Company are hereby incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

4.3
Brunswick Corporation 2003 Stock Incentive Plan (filed as an appendix to the Definitive Proxy Statement on Schedule 14A filed with the Commission on March 25, 2009 and incorporated herein by reference).

5*	Opinion of Lloyd C. Chatfield II as to the legality of the securities being registered.

23.1*	Consent of independent registered public accounting firm.

23.2*	Consent of Lloyd C. Chatfield II (included in the opinion filed as Exhibit 5).

24*	Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors of the Registrant.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on the 8th day of May, 2009.

BRUNSWICK CORPORATION
By:	/s/ Alan L. Lowe
Name:	Alan L. Lowe
Title:	Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Dustan E. McCoy Dustan E. McCoy	Chairman and Chief Executive Officer (Principal Executive Officer) and Director	May 8, 2009
/s/ Peter B. Hamilton Peter B. Hamilton	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 8, 2009
/s/ Alan L. Lowe Alan L. Lowe	Vice President and Controller (Principal Accounting Officer)	May 8, 2009
* Nolan D. Archibald	Director	May 8, 2009
* Anne E. Bélec	Director	May 8, 2009
* Jeffrey L. Bleustein	Director	May 8, 2009
* Cambria W. Dunaway	Director	May 8, 2009
* Manuel A. Fernandez	Director	May 8, 2009
* Graham H. Phillips	Director	May 8, 2009
* Ralph C. Stayer	Director	May 8, 2009
* J. Steven Whisler	Director	May 8, 2009
* Lawrence A. Zimmerman	Director	May 8, 2009

* By:	/s/ Lloyd C. Chatfield II
Lloyd C. Chatfield II Attorney-in-Fact, May 8, 2009